UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021 (May 19, 2021)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 19, 2021, Forward Air Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”), at which the Company’s shareholders approved the proposals described in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 6, 2021.

Proposal 1
The Company’s shareholders elected thirteen individuals to the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald W. Allen	25,541,324	148,789	623,312
Ana B. Amicarella	25,520,879	169,234	623,312
Valerie A. Bonebrake	25,611,392	78,721	623,312
C. Robert Campbell	25,417,977	272,136	623,312
R. Craig Carlock	25,645,252	44,861	623,312
G. Michael Lynch	25,358,585	331,528	623,312
George S. Mayes, Jr.	25,629,906	60,207	623,312
Chitra Nayak	25,508,025	182,088	623,312
Scott M. Niswonger	25,649,065	41,048	623,312
Javier Polit	25,629,905	60,208	623,312
Richard H. Roberts	25,630,905	59,208	623,312
Thomas Schmitt	25,162,806	527,307	623,312
Laurie A. Tucker	25,525,458	164,655	623,312

Proposal 2
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021, as set forth below:

Votes For	Votes Against	Abstentions
25,962,774	345,238	5,413

Proposal 3
The Company’s shareholders voted to approve an advisory resolution on the Company’s executive compensation (“Say on Pay” vote), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,519,673	146,658	23,782	623,312

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 20, 2021	By:	/s/ Thomas Schmitt
Thomas Schmitt Chairman, President and Chief Executive Officer